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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 13, 2003

                       Atlas Air Worldwide Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


                Delaware                 0-25732               13-4146982
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       (State or other jurisdiction    (Commission             (IRS Employer
            of incorporation)          File Number)         Identification No.)


      2000 Westchester Avenue, Purchase, New York                 10577
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       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (914) 701-8000
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          (Former name or former address, if changed since last report)


                                 Atlas Air, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                    0-25732                   84-1207329
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 (State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

      2000 Westchester Avenue, Purchase, New York                 10577
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        (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (914) 701-8000
                                                           --------------


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          (Former name or former address, if changed since last report)


This combined Form 8-K is separately filed by Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant.


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Item 5. Other Events.

         In conjunction with Atlas Air, Inc. ("Atlas") obtaining waivers and deferrals from its bank lenders, which were announced earlier this month, and in response to current market conditions, Atlas has commenced negotiations with some of its aircraft lessors to reduce or defer operating lease payments relating to certain 747-200 series aircraft. In that regard, Atlas has not made one lease payment and may defer others pending the outcome of the negotiations. While Atlas is optimistic that it will be successful in renegotiating the terms of such obligations to better reflect current market conditions, there can be no assurance that, absent such agreements, the lessors would not elect to exercise remedies available to them under their leases in response to any non-payments or deferrals. Except for non-payments or deferrals that have or may occur in connection with the lease negotiations described above, Atlas is current on its public debt, secured credit facilities, and other aircraft lease obligations.

         Richard Shuyler, Atlas' CEO stated, "In this market climate, it is prudent for Atlas to undertake to rationalize its current fleet and seek to voluntarily restructure its lease obligations to reflect current adverse market conditions. We hope that those affected lessors will work with us to bring about the needed changes that will ultimately result in a stronger company capable of executing our business plans to the benefit of all of our creditors and stockholders."

         At a Board meeting held on January 13, 2003, Atlas' Chairman Brian Rowe announced that Linda Chowdry, a director and the widow of Michael Chowdry, the founder of Atlas, was elected Vice Chairman of Atlas Air Worldwide Holdings, Inc. She is scheduled to succeed Mr. Rowe as Chairman of the Board upon his retirement on April 1, 2003. Upon Mr. Rowe's retirement, Richard Shuyler, CEO of Atlas, will assume the additional position of Vice Chairman of the Board.



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         FORWARD LOOKING STATEMENT

         This Current Report on Form 8-K contains projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this Report. These statements are inherently uncertain, and readers must recognize that our actual results may differ materially from our expectations. Further, we undertake no duty to update any of these forward-looking statements. Readers are referred to the documents filed by Atlas Air Worldwide Holdings, Inc. (together with its affiliates, "Atlas," the "Company," "we" or "us") with the Securities and Exchange Commission, specifically our Annual Report on Form 10-K for the year ended December 31, 2001, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and our Current Reports on Form 8-K dated October 16, 2002, October 18, 2002, November 14, 2002, December 2, 2002 and January 8, 2003, respectively, which identify important risk factors that could cause our actual results to differ from those contained in the forward-looking statements. Other factors that may affect our plans or results include, without limitation, the outcome of various legal actions brought against Atlas, the filing of additional lawsuits against us, the nature, scope and results of the Company's internal accounting investigation and the restatement of its financial statements, the outcome of the SEC's inquiry into our decision to initiate a re-audit of our financial statements for 2000 and 2001, our ability to obtain various waivers and deferrals from our bank lenders and reduced or deferred operating lease payments from certain of our aircraft lessors, significant changes in fuel prices and other operating and maintenance expenses, the possible outbreak of war in the middle East, and the availability and cost of war and terrorism risk and other insurance for the Company.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ATLAS AIR WORLDWIDE HOLDINGS, INC.



DATE: January 21, 2003
                                    By: /s/ William C. Bradley
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                                    William C. Bradley
                                    Vice President and Treasurer



                                    ATLAS AIR, INC.



DATE: January 21, 2003
                                    By: /s/ William C. Bradley
                                        ----------------------------------------
                                    William C. Bradley
                                    Vice President and Treasurer